SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 13, 2013

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 - 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2013 (the “Closing Date”), DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Borrower”), the operating partnership of DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), entered into a Term Loan Agreement (the “Term Loan Agreement”) providing for a $195 million senior unsecured term loan facility (the “Facility”) with Royal Bank of Canada (“RBC”), as administrative agent (the “Agent”) and a lender, and the other lending institutions that are parties thereto (the “Lenders”) and RBC Capital Markets, as sole lead arranger and sole book manager. The Facility has a maturity date of February 15, 2019, with no extension option. The Borrower drew down $120 million under the Facility on the Closing Date, and the remaining $75 million balance is available for drawing at the Borrower’s election during the 120 day period following the Closing Date.

The Facility includes an accordion feature permitting an increase in the amount of the Facility by up to an additional $55 million, subject to the agreement of one or more new or existing lenders to provide such additional amounts and certain other customary conditions. The Facility is unconditionally guaranteed (the “Guaranty”), jointly and severally, on a senior unsecured basis by the Company and the direct and indirect subsidiaries of the Company that guaranty the obligations of the Borrower under the Borrower’s senior unsecured revolving credit facility (the “Unsecured Revolver”).

At the election of the Borrower, borrowings under the Facility bear interest at (i) LIBOR plus a margin ranging from 175 to 240 basis points or (ii) a base rate plus a margin ranging from 75 to 140 basis points, in each case, with the margin being determined from time to time according to a measurement of the Borrower’s leverage ratio. In the event that the Borrower obtains an investment grade unsecured debt credit rating in the future, the interest rate margin will be determined by such credit rating rather than the leverage ratio, and will provide margins ranging from 0.95% to 1.95% for LIBOR borrowings and 0% to 0.95% for base rate borrowings.

The Term Loan Agreement requires that the Company, the Borrower and their subsidiaries comply with various covenants that are substantially the same as those applicable under the Unsecured Revolver, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or asset sales, and certain restrictions on dividend payments. In addition, the Term Loan Agreement imposes financial maintenance covenants substantially the same as those under the Unsecured Revolver relating to, among other things, the following matters:

•	unsecured debt not exceeding 60% of the value of unencumbered assets;

•	net operating income generated from unencumbered properties divided by the amount of unsecured debt being not less than 12.5%;

•	total indebtedness not exceeding 60% of gross asset value;

•	fixed charge coverage ratio being not less than 1.70 to 1.00; and

•	tangible net worth being not less than $1.3 billion plus 80% of the sum of (i) net equity offering proceeds after March 21, 2012 and (ii) the value of equity interests issued in connection with a contribution of assets to the Borrower or its subsidiaries.

The Term Loan Agreement includes customary events of default, the occurrence of which, following any applicable cure period, would permit the Lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrower under the Facility to be immediately due and payable.

The foregoing does not purport to be a complete description of the terms of the Term Loan Agreement and the Guaranty, and such description is qualified in its entirety by reference to the Term Loan Agreement and the Guaranty, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

From time to time, the Company has had customary commercial and/or investment banking relationships with RBC, SunTrust Bank, Goldman Sachs Bank USA, Credit Suisse AG, Cayman Islands Branch, KeyBank National Association, RBS Citizens, N.A., Raymond James Bank, N.A., and/or certain of their affiliates, all of which are also lenders under the Facility.

* * *

The Company also issued a press release on September 16, 2013 announcing that the Borrower had entered into the Term Loan Agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Term Loan Agreement, dated as of September 13, 2013, by and among DuPont Fabros Technology, L.P., as Borrower, Royal Bank of Canada as Agent and a Lender, the other lending institutions that are parties thereto, as Lenders, and RBC Capital Markets, as Sole Lead Arranger and Sole Book Manager

10.2	Guaranty, dated as of September 13, 2013, by DuPont Fabros Technology, Inc., Grizzly Equity LLC, Grizzly Ventures LLC, Lemur Properties LLC, Porpoise Ventures LLC, Rhino Equity LLC, Tarantula Interests LLC, Tarantula Ventures LLC, Whale Holdings LLC, Whale Interests LLC, Whale Ventures LLC, Yak Management LLC, Yak Interests LLC, Xeres Management LLC, Xeres Interests LLC, Xeres Ventures LLC and Fox Properties LLC for the benefit of the Agent and the Lenders

99.1	Press Release of DuPont Fabros Technology, Inc. announcing entering into the Term Loan Agreement, dated September 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

September 19, 2013	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Term Loan Agreement, dated as of September 13, 2013, by and among DuPont Fabros Technology, L.P., as Borrower, Royal Bank of Canada as Agent and a Lender, the other lending institutions that are parties thereto, as Lenders, and RBC Capital Markets, as Sole Lead Arranger and Sole Book Manager

10.2	Guaranty, dated as of September 13, 2013, by DuPont Fabros Technology, Inc., Grizzly Equity LLC, Grizzly Ventures LLC, Lemur Properties LLC, Porpoise Ventures LLC, Rhino Equity LLC, Tarantula Interests LLC, Tarantula Ventures LLC, Whale Holdings LLC, Whale Interests LLC, Whale Ventures LLC, Yak Management LLC, Yak Interests LLC, Xeres Management LLC, Xeres Interests LLC, Xeres Ventures LLC and Fox Properties LLC for the benefit of the Agent and the Lenders

99.1	Press Release of DuPont Fabros Technology, Inc. announcing entering into the Term Loan Agreement, dated September 16, 2013